EXHIBIT 10.13

                            UNVEIL TECHNOLOGIES, INC.
                             STOCKHOLDERS AGREEMENT

         AGREEMENT  made as of the 7th day of March,  2001,  by and among Unveil
Technologies,  Inc., a Delaware corporation (the "Company"),  the persons or entities listed as Common  Stockholders on Schedule  A hereto (each, a
"Stockholder")   and  the  persons  or  entities   listed  as   Preferred
Stockholders    on    Schedule A   hereto   (each   a    "Preferred
Stockholder").

         WHEREAS,  the  Stockholders  are holders of an  aggregate  of 7,499,999 shares of the  Company's  common  stock,  $.001 par value per share  ("Common
Stock") as set forth on Schedule A hereto;

         WHEREAS, the Preferred Stockholders are acquiring an aggregate of up to
3,000,000  shares of Series A Convertible  Preferred  Stock, par value $.001 per share (the "Preferred Stock"),  pursuant to the terms and conditions of a
Series A Convertible  Preferred Stock Purchase  Agreement,  dated as of the date hereof,  between  the Company and such  persons or  entities  (the  "Purchase
Agreement"); and

         WHEREAS,  it  is a  condition  to  the  obligations  of  the  Preferred
Stockholders under the Purchase Agreement that this Agreement be executed by the parties hereto,  and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

         NOW, THEREFORE,  in consideration of the foregoing,  the agreements set forth below,  and the parties'  desire to provide for continuity of ownership of the Company to further the  interests  of the Company and its present and future stockholders, the parties hereby agree with each other as follows:

         1.  Certain  Defined  Terms.  As  used in  this  Agreement,  the following terms will have the following respective meanings:

                  (a) "Stock"  will mean and include all shares of Common
         Stock,  and all other  securities of the Company which may be issued in exchange for or in respect of shares of Common Stock (whether by way of
         stock   split,   stock   dividend,    combination,    reclassification,
         reorganization,  or  any  other  means).  Stock  owned  by a  Preferred
         Stockholder  will also mean and  include as the context may require (i)
         all of the  Preferred  Stock  held by such  person  and (ii) all of the
         Common  Stock  which a Preferred  Stockholder  has the right to acquire from the  Company  upon the  conversion,  exercise  or  exchange of any warrants  or  other  securities  of the  Company  then  owned  by  such
         Preferred Stockholder.

                   (b) "Shares" will mean and include all shares of Stock
         now owned or hereafter acquired by (i) a Stockholder, or (ii) a
         Preferred Stockholder.

                                                                               2

         2. Restrictions on Transfer of Shares Held by Stockholders.

                  (a) Voluntary  Transfers.  A Stockholder will not sell,
         pledge or  otherwise  dispose of any Shares of the Company now owned or hereafter  acquired  except  pursuant to a sale in accordance  with the following terms:

                  (i) The Stockholder  (the "Selling  Stockholder")  will
         obtain a bona fide  unconditional,  irrevocable  written  offer from an offeror (the "Outside  Offeror") to purchase all or a portion of the Selling Stockholder's Shares (the "Offered Shares") for cash at a stated price (the "Outside Offer").  The Outside Offer will contain  substantially all the provisions set forth on Exhibit A hereto.

                  (ii) The  Selling  Stockholder  will  offer to sell all of the
         Offered Shares to the Company, the other Stockholders and the Preferred
         Stockholders  (such other  Stockholders and the Preferred  Stockholders are  collectively  referred  to herein  as the  "Offeree  Holders")  by delivering  to the  Company a copy of the  Outside  Offer and a written offer to sell the Offered Shares on the terms  contained in the Outside
         Offer.

                  (iii)  Any  Offered  Shares  as to  which  such  offer  is not accepted by the Company or the Offeree  Holders within thirty (30) days after  effective  delivery to the Company of the Outside Offer pursuant to  Section  12 hereof may be sold by the  Selling  Stockholder  to the
         Outside Offeror during the next ninety (90) days on the terms contained in the Outside Offer.

                  (b)  Transfers in the Event of Death of a  Stockholder.
         In the event of a Stockholder's death, his Shares may be transferred to his spouse, parents, siblings or issue (each a "Relative") or to a trust  for the  benefit  of any  Relative  pursuant  to the  deceased
         Stockholder's  will or the laws of descent and distribution;  provided, however, that such Relative first becomes a party to this Agreement.

                  In the  event  the  deceased  Stockholder's  Shares  have  not previously been  transferred  pursuant to the previous  paragraph,  the executor,  administrator or other  representative of such Stockholder's estate (the  "Executor")  will, within ninety (90) days of death or his  appointment,  whichever  is  later,  offer  to sell all of such
         Shares to the  Company  and the Offeree  Holders by  delivering  to the
         Company a written  offer to sell such shares at their fair market value determined under Section 2(e). Any Shares as to which such offer is not accepted  by the  Company  within  ninety  (90)  days  after  effective delivery of such offer  pursuant to Section 12 hereof to the Company or the Offeree  Holders may be transferred by the Executor,  but only to a transferee who becomes a party to this Agreement.

                  (c)  Transfers  by  Operation  of  Law or in  Violation  of
         Agreement.  If a Stockholder is subject to a transfer of his Shares by  any  bankruptcy  or  insolvency  law

                                                                               3

         or proceeding,  any divorce proceeding or otherwise by operation of law
         (other  than by death,  in which case the  provisions  of Section  2(b)
         hereof  apply),  or if any  transfer  of  Shares  is made or  attempted contrary to the  provisions  of this  Agreement  or if an offer to sell
         Offered  Shares is not  delivered  to the  Company as  required by this
         Agreement  promptly  after  receipt of written  notice from the Company that such  offer has not been made as  required,  the  Company  and the
         Offeree  Holders  will  have the right to  purchase  any or all of such
         shares  from  the  Stockholder,   his  legal   representative   or  his
         transferees at any time before or after the transfer,  at the price, if any, paid for or proposed to be paid for such Shares or for fair market value as determined under Section 2(e), whichever is less.

                  The Stockholder  acknowledges  that a breach of his obligation relating to transfers  will cause  irreparable  harm to the Company and the Offeree  Holders  that will be  difficult to quantify and for which money damages would be inadequate.  As a result, the Stockholder agrees that in the  event  of such a breach  or  threat  of such a breach  the
         Company  and the  Offeree  Stockholders  may,  in addition to any other legal or equitable  remedies they may have,  enforce  their  respective rights by actions for specific  performance (to the extent permitted by law),  without  the  necessity  of posting a bond,  and the Company may refuse to recognize any transferee as one of its  shareholders  for any purpose,  including,  without limitation,  for purposes of dividend and voting rights and rights to retransfer  any interest  whatsoever in the
         Shares so acquired  until all  applicable  provisions of this Agreement have been complied with.

                  (d)  Transfers  in  General.  The Company will have the
         right  to  determine  whether  to  purchase  any or  all of the  Shares available for purchase under Sections 2(a), (b) or (c).  Promptly after a determination by the Company not to purchase all of such Shares,  the
         Company  will make the right to purchase any of such Shares it does not purchase  available to the Offeree Holders pro rata on the basis of the relative  number of shares of Common  Stock  owned by each (or,  in the case of any Preferred Stock owned by Offeree Stockholders, based on the number of shares of Common  Stock into which  such  Preferred  Stock is then convertible),  or on such other basis as the Board of Directors of the Company may determine. In addition, each Offeree Holder will have a right of  oversubscription  such that if any  Offeree  Holder  does not agree to purchase its pro rata share,  the other Offeree  Holders will, among them,  have the right to purchase up to the balance of the Shares of the Selling Stockholder.

                  (e) Fair  Market  Value.  The fair market  value of the
         shares  subject to purchase  pursuant  to Sections  2(b) or (c) will be jointly determined by the seller and the Company or, if they are unable to agree,  by such other  appraiser  as the seller and the  Company may jointly  choose.  The Company  and the seller  will each bear  one-half
         (1/2) of the fees and expenses arising out of the appraisal.

                  (f)  Closing;  Tenders.  The acceptance of any offer or
         exercise of any right to purchase  hereunder will be by notice given in accordance  with the provisions of

                                                                               4

         Section 12 hereof and will  specify a date of closing not earlier  than ten (10)  business days nor later than fifteen (15) business days after the effective  delivery of such notice.  At the closing,  the purchaser will pay the  purchase  price by  certified  or bank  cashier's  check.
         Certificates  for  the  Shares  to  be  purchased,   duly  endorsed  or
         accompanied by duly executed stock powers, in each case with signatures guaranteed,  will  be  delivered  at  the  closing  by the  seller.  In addition, the purchaser may reasonably request waivers of any tax liens and evidence of good title and authority of any  representative  before tendering payment.

         3.   Restrictions   on  Transfer   of  Shares   Held  by   Preferred
Stockholders.  Preferred Stock shall be transferable  only upon satisfaction of the  applicable  conditions  specified in this Section 3 or unless sold in an offering  registered  under the  Securities Act or pursuant to an exemption from the  registration  requirements  of the Securities Act. Prior to any transfer of any Preferred Stock other than pursuant to an effective  registration  statement under the  Securities  Act, the holder  thereof will give written  notice to the
Company of such  holder's  intention  to effect  such  transfer,  describing  in reasonable  detail  the  manner of the  proposed  transfer.  If any such  holder delivers to the Company (a) an opinion of counsel  addressed to the Company,  in form and substance reasonably  acceptable to the Company, to the effect that the proposed transfer may be effected without  registration under the Securities Act and (b) the written  agreement of the proposed  transferee to be bound by all of the  terms  and  conditions  of  this  Agreement  applicable  to  the  Preferred
Stockholders, such holder shall thereupon be entitled to transfer such Preferred
Stock in accordance with the terms of this Agreement and the notice delivered by such holder to the Company.  Each  certificate  representing  such shares issued upon or in connection  with such  transfer  shall bear  appropriate  restrictive legends required by the Securities Act and the Delaware General Corporation Law,
in each case unless the opinion delivered pursuant to this Section 3 shall state that such restrictions are no longer required in order to assure compliance with the Securities Act. Whenever any of such restrictions  shall terminate as to any shares of  Preferred  Stock,  the holder  thereof  shall be entitled to have new certificates issued with the legends removed and the restrictions on transfer in this Section 3 shall no longer apply.

         4. Exception to Restrictions, Waiver. The Company by vote of its
Board of Directors,  which vote includes a majority of the Directors  designated by the Preferred  Stockholders (as provided in Section 5 hereof), may exempt any proposed transfer of Shares by a Stockholder from the terms of this Agreement on such conditions as the Board of Directors may deem appropriate.  Any Stockholder or Preferred  Stockholder  by written  consent may waive its  respective  rights hereunder either generally or with respect to specific transfers. The provisions of Section 2 hereof shall not apply to (i) sales of Shares by a Stockholder in a firm commitment underwritten public offering and (ii) the transfer of all or any of  the  Shares  during  a  Stockholder's  lifetime  to  the  Relatives  of  the
Stockholder  or a trust for the benefit of a Stockholder  and/or his  Relatives;
provided,  however,  that any transferee under subsection (ii) of this Section 4 shall receive and hold the Shares so  transferred  subject to the  provisions of this  Agreement  and shall so agree in  writing,  and there  shall be no further transfer of such Shares except in accordance with the terms of this Agreement.

                                                                               5

         5. Board of Directors.

                  (a) For so long as this  Agreement  remains  in  effect,  each
         Stockholder and Preferred  Stockholder  will vote any and all shares of the Company's Common Stock and Preferred Stock,  respectively,  held by him or it from time to time,  so as to elect  members of the  Company's
         Board of Directors (the "Board of Directors") as follows:

                           (i)  One  (1)  member   representing   the  Preferred
                  Stockholders,  who shall be designated  by Voicenet,  Inc. (so long as Voicenet,  Inc.  holds any shares of Preferred  Stock)
                  and who shall initially be Alan Dawson; and

                           (ii)  Four  (4)  members  designated  by  vote of the
                  Common Stockholders, who initially will be Peter Durlach, Ivan
                  Mimica, Yuri Zieman and Ricardo Salas.

                  (b) Directors will be entitled to reimbursement by the Company for reasonable  out-of-pocket  expenses incurred in connection with the performance of their duties as Directors.

                  (c) The  provisions of this Section 5 will expire on the tenth
         (10th) anniversary of the date of this Agreement, unless this Agreement is sooner terminated as provided herein.

         6. Preemptive  Rights.  The Company shall, prior to any issuance by the  Company of any of its  securities  (other than debt  securities  with no equity  feature),  offer to each  Preferred  Stockholder  by written  notice the right,  for a period of  fifteen  (15)  days,  to  purchase  its pro rata  share
(determined  on a fully diluted  basis,  based on the number of shares of Common
Stock into  which the shares of  Preferred  Stock held by each  holder  could be converted on the date of any such notice, and treating all outstanding shares of
Preferred Stock and other  outstanding  warrants,  options and securities of the
Company  convertible  into,  exercisable or exchangeable  for Common Stock as so converted,  exercised or exchanged based on the number of shares of Common Stock into which such  Preferred  Stock and other  outstanding  warrants,  options and securities are then convertible into or exercisable or exchangeable for) of such securities  proposed to be issued to a third party or parties  (the  "Offered
Securities") for cash at an amount equal to the price or other consideration
for  which  such  Offered   Securities   are  to  be  issued;   provided,
however,  that the preemptive rights pursuant to this Section 6 shall not apply  to (i)  any  Preferred  Stockholder  who,  at the  time  of  issuance  of securities giving rise to such preemptive  rights, is employed by any competitor of the  Company  or any  other  entity  engaged  in a similar  business  to that conducted by the Company, or (ii) securities issued:

                  (a) upon conversion of any of the Preferred Stock;

                  (b) as a stock  dividend or upon any  subdivision of shares of
         Common Stock,

                                                                               6

         provided that the securities  issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock;

                  (c) in  connection  with any  merger or  consolidation  of the
         Company with another  corporation  or other entity or in  consideration for the acquisition (whether by the Company or any of its Subsidiaries)
         of the stock or assets of any other entity;

                  (d)  pursuant  to  a  firm  commitment   underwritten   public
         offering;

                  (e)  pursuant to the  exercise  of options to purchase  Common
         Stock or shares of  restricted  Common  Stock  outstanding  on the date hereof or hereafter  issued or granted  pursuant to the Company's  2000
         Stock Option and Restricted  Stock Plan, not to exceed in the aggregate
         1,000,000 shares (appropriately adjusted to reflect stock splits, stock dividends,  combinations  of shares  and the like with  respect  to the
         Common Stock and not counting the  re-issuance  of canceled  options or restricted stock);

                  (f) as a stock dividend to holders of Preferred Stock upon any stock split,  stock  dividend or subdivision of shares of the Preferred
         Stock;

                  (g) in any  Additional  Closing  (as  defined in the  Purchase
         Agreement); and

                  (h) upon the  exercise  of any right or  option  which was not itself in violation of the terms of this Section 6.

The Company's  written  notice to the holders of Preferred  Stock shall describe the  securities  proposed  to be issued by the  Company  and specify the number, price and payment terms. Each holder of Preferred Stock may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid  fifteen (15) day period,  in which event the Company  shall  promptly sell and such  holder  shall  buy,  upon the  terms  specified,  the  number  of securities  agreed to be purchased by such Purchaser.  The Company shall be free at such time prior to ninety  (90) days after the date of its notice of offer to the holders of Preferred  Stock,  to offer and sell,  to any such third party or parties the Offered  Securities not agreed by the holders of Preferred  Stock to be purchased by them, at a price and on payment  terms no less  favorable to the
Company than those  specified in such notice of offer to such holders.  However, if such third  party sale or sales are not  consummated  within such ninety (90)
days period,  the Company  shall not sell such Offered  Securities  as shall not have been purchased within such period without again complying with this Section
6.

In the  event  that any  Preferred  Stockholder  fails to  exercise  in full the preemptive  rights  contained  in this  Section 6 to which it is  entitled  with respect to an issuance  of  securities  by the  Company to which the  preemptive rights  outlined  in this  Section 6 apply,  such  Preferred  Stockholder  shall forfeit any  application of this Section 6 to future  issuances of securities by the  Company  with  respect to any Shares  held or  thereafter  acquired by such
Preferred

                                                                               7

Stockholder.

         7. Parties.  This Agreement will be binding upon the parties hereto and their  heirs,  representatives,  successors  and assigns and may not be assigned without  the  written  consent of each such party.  Transferees,  successors  or additional  holders  of Shares may become  parties  to this  Agreement  with the approval of the Company by executing this Agreement or a counterpart,  whereupon their names will be added to Schedule A.

         8.  Voting  Trusts.  If at any time a  Stockholder's  Shares are deposited in a voting trust,  then the  provisions of this  Agreement  will also apply  to the  voting  trust  certificates  held  by  such  Stockholder  and all references to the Shares of such  Stockholder will be deemed to be references to such voting trust  certificates as well as to such Shares.  The initial transfer of Shares into a voting  trust must be approved by the Board of Directors of the
Company to be exempt from the provisions of this  Agreement,  but a distribution of Shares by the voting trust in cancellation of voting trust  certificates will not be subject to this  Agreement and no approval of the Board of Directors will be required  therefor,  and the Shares will remain  subject to this Agreement in the hands of the Stockholder.

         9.  Governing  Law.  This Agreement will be construed  under and governed  by the laws  (other  than the  conflict of laws rules) of the State of
Delaware.

         10. Counterparts.  This Agreement may be executed in one or more counterparts  each of which will be deemed an original and all of which together will constitute a single instrument.  An original copy of this Agreement and all counterparts subsequently executed will be kept with the records of the Company.

         11. Legend. Each certificate evidencing any of the Shares issued on or after the date hereof will bear a legend substantially as follows:

         "The  shares  represented  by this  certificate  are subject to certain agreements on voting,  restrictions  on transfer and rights of purchase set forth in,  and may not be sold,  exchanged,  transferred,  pledged, hypothecated  or otherwise  disposed of except in  accordance  with and subject  to all the terms  and  conditions  of, a certain  Stockholders
         Agreement,  as amended or restated  from time to time,  a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

         12. Notice. Any notice or other communication in connection with this  Agreement  shall be deemed to be  delivered  if in  writing  addressed  as provided below and if either (a) actually delivered at said address,  (b) in the case of a letter,  five  business  days shall have elapsed  after the same shall have been  deposited in the mail,  postage  prepaid and registered or certified, return  receipt  requested  or (c)  transmitted  and  confirmed  by  telecopy by overnight or two-day courier:

                                                                               8

         If to the Company:                 Unveil Technologies, Inc.
                                            400 5th Avenue
                                            Waltham, MA 02451
                                            Attention:  Chief Executive Officer
                                            Facsimile:

         With a Copy to:                    Ropes & Gray
                                            One International Place
                                            Boston, MA  02110
                                            Attention:  Gregory E. Moore, Esq.
                                            Facsimile: 617.951.7050

         If to any Stockholder              at the address set forth under their
         or  Preferred                      respective names on Schedule A
         Stockholder:                       hereto;

or, as to each of the foregoing,  at such other address as will be designated by such Person in a written  notice to the other  parties  complying as to delivery with the terms of this Section.

         13. Entire Agreement. This Agreement, the Purchase Agreement and
the Registration Rights Agreement, dated as of the date hereof, by and among the
Stockholders and Investors (as defined therein)  (including in each case any and all exhibits,  schedules and other instruments  contemplated thereby) constitute the entire  agreement of the parties with respect to the subject  matter hereof.
To the extent any term or other  provision of any other  agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement will have precedence over such conflicting term or provision.

         14. Modification;  Termination. This Agreement may be amended, modified or terminated, and any provision hereunder may be waived, by the written consent of (a) the  Company,  (b)  holders of at least a majority  of the Shares and (c)
holders of at least a majority of the voting power of the outstanding  shares of
Preferred  Stock;  provided,  however,  that  Section 6 hereof  may be  amended, modified or terminated,  and any provision  contained in Section 6 hereof may be waived,  by the written consent of (a) the Company and (b) holders of at least a majority of the voting power of the outstanding  shares of Preferred Stock. This
Agreement will terminate automatically immediately prior to the earlier to occur of (x) the  consummation of the first  underwritten  public offering and sale of the  Company's  Common  Stock  pursuant to a  registration  statement  under the federal  Securities  Act of 1933,  as amended,  at a price of at least $2.00 per share  (such price  subject to  equitable  adjustment  in the event of any stock split, stock dividend,  combination,  reorganization,  reclassification or other similar event) and pursuant to which the aggregate  price paid by the public for the Common Stock sold in such  offering is at least  $10,000,000  (a  "Qualified
Public  Offering") or (y) the sale of the Company,  whether by merger,  sale, or transfer of more than 80% of its capital stock, or sale of substantially  all of its assets (a "Sale")  provided,  however,  in the event that the  consideration payable to the  stockholders  of the Company  pursuant to any Sale is

                                                                               9

other than cash or marketable securities,  the Company shall cause the acquiring entity in such Sale to grant to the Stockholders  and Preferred  Stockholders at the time of such Sale  substantially  similar  rights  and  privileges  to those granted hereunder.

         15.  Severability.  If any provision of this  Agreement  will be held to be illegal,  invalid or  unenforceable,  such illegality,  invalidity or unenforceability  will attach only to such  provision and will not in any manner affect or render illegal,  invalid or unenforceable  any other provision of this
Agreement,  and this  Agreement  will be  carried  out as if any  such  illegal, invalid or unenforceable provision were not contained herein.

         16.  Captions.  Captions  are for  convenience  only and are not deemed to be part of this Agreement.

         17.  Continuation of Employment.  Nothing in this Agreement will create an obligation on the Company or the  Preferred  Stockholders  to continue any Stockholder's employment with the Company.

         18. Counterparts.  This Agreement may be executed in two or more counterparts,  each of  which  will be  deemed  an  original,  but all of  which together will constitute one and the same instrument.

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         IN WITNESS  WHEREOF,  the undersigned  have executed this  Stockholders
Agreement as a sealed instrument as of the day and year first above written.

COMPANY:

                                            UNVEIL TECHNOLOGIES, INC.

                                            By:______________________________
                                               Name:
                                               Title:

COMMON AND PREFERRED STOCKHOLDERS:

                                            VOICENET, INC.

                                            By:______________________________
                                               Name:
                                               Title:

                                            _______________________________
                                            Ivan Mimica

                                            _______________________________
                                            Peter Durlach

                                            _______________________________
                                            Ricardo Salas

                                            _______________________________
                                            Yuri Zieman

STOCKHOLDERS AGREEMENT                                                SCHEDULE A

Stockholder                                                  Number of Shares
Common Stockholders
Ivan Mimica                                                      1,708,333
Peter Durlach                                                    1,708,333
Ricardo Salas                                                    1,708,333
Yuri Zieman                                                      2,375,000

Preferred Stockholders
Voicenet, Inc.                                                   2,500,000

STOCKHOLDERS AGREEMENT                                                 EXHIBIT A

                              FORM OF OUTSIDE OFFER

                                                              [Date]
[Name of Selling Stockholder]
[Address]

Dear Sir:

         For good and  valuable  consideration  the  undersigned  hereby  offers unconditionally and irrevocably for a period of [____] days from the date hereof to purchase from you  [_________]  shares of Common  Stock,  $.001 par value per share (the "Shares"), of Unveil Technologies,  Inc., a Delaware corporation (the
"Company"), at a cash price of [$_________] per Share.

         The  undersigned  represents  and warrants  that the  undersigned  will acquire the Shares for the undersigned's own account for investment only and not with a view to distribution or resale of the Shares.  The undersigned agrees not to sell or otherwise dispose of the shares in violation of the provisions of the
Securities Act of 1933, as amended (the "Act"). The undersigned understands that the Shares will be  purchased  pursuant to an  exemption  from the  registration requirements  of the Act  and,  accordingly,  must be held  indefinitely  by the undersigned  unless they are later  transferred in transactions  that are either
registered  under  the  Act  or  exempt  from   registration.   The  undersigned
understands that the Company is under no obligation to register the Shares under the Act or to file  for or  comply  with an  exemption  from  registration,  and recognizes that exemptions from  registration,  in any case, are limited and may not be available when the  undersigned  may wish to sell,  transfer or otherwise dispose of the Shares.

         The undersigned agrees upon purchase of the Shares to become a party to a Stockholders Agreement dated as of March 7, 2001 (a copy of which is attached)
and promptly to deliver a counterpart  thereof signed by the  undersigned to the
Company  together  with a letter to the Company in the form of Exhibit 1 hereto.
This letter will become a binding agreement between the undersigned and you upon your written acceptance of this offer.

                                                Very truly yours,

                                                ____________________________
                                                [Name of Outside Offeror]
Agreed to and accepted by:

_______________________________
[Name of Selling Stockholder]

STOCKHOLDERS AGREEMENT                                                 EXHIBIT 1

                                                   March 7, 2001

UNVEIL TECHNOLOGIES, INC.
[Address]

Dear Sir:

         The undersigned has just purchased or otherwise  acquired [____] shares
(the "Shares") of Common Stock, $.001 par value per share (the  "Stock"), of UNVEIL TECHNOLOGIES, INC., a Delaware corporation (the "Company").  In connection  therewith,  the  undersigned  has  agreed  to  become  a party  to a
Stockholders Agreement dated as of March 7, 2001 (the  "Agreement").  The undersigned hereby delivers to you an executed counterpart of the Agreement, and by such execution agrees to be bound by all the terms and provisions thereof.

         The  undersigned   recognizes  that  the  Shares  will  be  subject  to
restrictions  on  transfer  set forth in the  Agreement.  The  undersigned  also acknowledges  that the  certificate(s)  representing  the  Shares  will bear the following  legends  restricting  their transfer and that a notation  restricting transfer will be made on the stock transfer books of the Company:

                  The shares of stock  represented by this  certificate have not been registered  under the Securities Act of 1933, as amended,  and may not be sold, assigned,  pledged or otherwise transferred in the absence of an  effective  registration  statement  under said Act  covering the transfer  or an  opinion  of counsel  satisfactory  to the issuer  that registration under said Act is not required.

                  The shares  represented  by this  certificate  are  subject to certain  agreements on voting,  restrictions  on transfer and rights of purchase  set forth in;  and may not be sold,  exchanged,  transferred, pledged,  hypothecated  or otherwise  disposed of except in  accordance with  and  subject  to all the  terms  and  conditions  of,  a  certain
         Stockholders  Agreement  dated as of January __,  2001, a copy of which the Company will furnish to the holder of this certificate upon request and without charge.

         The undersigned  agrees not to sell,  transfer or otherwise  dispose of the Shares during the period beginning upon the effective date of a registration statement  under the Act  relating  to an  underwritten  public  offering of the shares  of stock of the  Company  and  ending  one  hundred  eighty  (180)  days thereafter  or at such later time as may be agreed to in writing by the  selling stockholders in such offering or stockholders  who own in the aggregate at least twenty (20%) percent of the Company's  outstanding  shares of stock  immediately prior to such offering.

                                              Very truly yours,

                                              ________________________